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                                                                    EXHIBIT 11



                                  Tuscany, Inc
                 Statement of Computation of Earnings Per Share
                      For the Year Ended December 31, 1995
             And The Nine Months Ended September 30, 1995 and 1996


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                                                          Year                   Nine Months            Nine Months
                                                          Ended                     Ended                  Ended
          Description                               December 31, 1995         September 30, 1995     September 30, 1996
          -----------                               -----------------         ------------------     ------------------
Common Stock Outstanding                                    675,654                    675,654                697,037

Common Stock Equivalents:
Convertible Preferred Stock (as converted)                1,209,729                  1,208,354              1,328,235
Convertible Debt (as converted)                             121,283                    121,283                121,283
Stock Warrants (as converted)                               345,388                    345,388                345,388
Additional Common Stock                                      99,720                     99,720                 99,720
                                                      -------------              -------------          -------------
                                                          2,451,774                  2,450,399              2,591,663
                                                      =============              =============          =============

Net Loss                                              $  (1,684,763)             $  (1,178,872)         $  (2,080,639)
                                                      =============              =============          =============

Pro Forma Net Loss attributable to common
stockholders per share                                $       (0.69)             $       (0.48)         $       (0.80)
                                                      =============              =============          =============


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